Product supplement no. UBS-6-I	Registration Statement No. 333-177923
To prospectus dated November 14, 2011 and	Dated January 10, 2012
prospectus supplement dated November 14, 2011	Rule 424(b)(2)

Trigger Phoenix Autocallable Optimization Securities Linked to a Fund

General

•	JPMorgan Chase & Co. may from time to time offer and sell trigger phoenix autocallable optimization securities, which we refer to as the “securities,” linked to an exchange-traded fund, which we refer to as the “Fund.” This product supplement no. UBS-6-I describes terms that will apply generally to the securities, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet, free writing prospectus or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the securities, including any changes to the terms specified below. We refer to such term sheets, free writing prospectuses and pricing supplements generally as terms supplements. A separate underlying supplement or the relevant terms supplement will describe the Fund. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
•	The securities are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase & Co.
•	Payment is linked to the Fund as described below.
•	Under the circumstances described below, the securities will be automatically called before maturity and you will receive, for each $10 principal amount security, the principal amount of your securities plus the Contingent Coupon applicable to the Observation Date on which the securities are called.
•	We will make contingent periodic interest payments if the closing price of one share of the Fund on the applicable Observation Date is equal to or greater than the applicable Coupon Barrier; otherwise, no interest will be paid with respect to that Observation Date.
•	If the securities are not automatically called, for each $10 principal amount security, you will receive at maturity $10, in addition to the applicable Contingent Coupon, or you will lose 1% of the principal amount of your securities for every 1% that the Final Price is less than the Initial Price, subject to any Contingent Coupon payable at maturity, as described below.
•	For important information about tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page PS-32.
•	Minimum denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•	Investing in the securities is not equivalent to investing directly in the Fund or the securities, commodities or futures contracts underlying the Fund.
•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Fund:	As specified in the relevant terms supplement.

Automatic Call Feature:

Unless otherwise specified in the relevant terms supplement, if the closing price of one share of the Fund on any Observation Date is greater than or equal to the Initial Price (or the Call Strike, if applicable), the securities will be automatically called and you will receive, for each $10 principal amount security, a cash payment, which we refer to as the “call amount,” equal to the principal amount of your securities plus the Contingent Coupon applicable to that Observation Date.

(continued on next page)

Investing in the Trigger Phoenix Autocallable Optimization Securities involves a number of risks. See “Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement no. UBS-6-I, the accompanying prospectus supplement and prospectus or any related underlying supplement or terms supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

UBS Financial Services Inc.

January 10, 2012

Key Terms (continued)

Call Strike:

If applicable, the relevant terms supplement will specify the minimum closing price of one share of the Fund, which we refer to as a Call Strike, that triggers an automatic call on an Observation Date and payment of the applicable call amount. Unless otherwise specified in the relevant terms supplement, the Call Strike for the Final Valuation Date will not be greater than the Initial Price. The Call Strike for the Fund is subject to adjustment upon the occurrence of certain events affecting the Fund. See “General Terms of Securities — Anti-Dilution Adjustments.”

Payment of Contingent Coupons:

Unless otherwise specified in the relevant terms supplement, if the closing price of one share of the Fund on any Observation Date is greater than or equal to the Coupon Barrier, for every $10 principal amount security, you will receive the Contingent Coupon applicable to that Observation Date.

Unless otherwise specified in the relevant terms supplement, if the closing price of one share of the Fund on any Observation Date is less than the Coupon Barrier, the Contingent Coupon applicable to that Observation Date will not be payable at any time.

Contingent Coupon:

For each Observation Date, a fixed amount based on periodic installments at the Contingent Coupon Rate payable, if applicable, on the Coupon Payment Dates as specified in the relevant terms supplement.

Contingent Coupon Rate:	As specified in the relevant terms supplement.

Payment at Maturity (For securities with an Observation Period):

If the securities are not automatically called and the closing price of one share of the Fund is not less than the Trigger Price on each day during the Observation Period, you will receive for every $10 principal amount security, in addition to the applicable Contingent Coupon, the principal amount of your securities at maturity, unless otherwise specified in the relevant terms supplement.

If the securities are not automatically called and the closing price of one share of the Fund is less than the Trigger Price on any day during the Observation Period, at maturity you will lose 1% of the principal amount of your securities for every 1% that the Final Price is less than the Initial Price, subject to any Contingent Coupon payable at maturity, unless otherwise specified in the relevant terms supplement. Under these circumstances, your payment at maturity per $10 principal amount security, in addition to any Contingent Coupon, will be calculated as follows:

$10 × (1 + Fund Return)

If the securities are not automatically called, you will lose some or all of your principal amount at maturity if the closing price of one share of the Fund is less than the Trigger Price on any day during the Observation Period.

Payment at Maturity (For securities without an Observation Period):

If the securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, you will receive for every $10 principal amount security, in addition to the applicable Contingent Coupon, the principal amount of your securities at maturity, unless otherwise specified in the relevant terms supplement.

If the securities are not automatically called and the Final Price is less than the Trigger Price and Coupon Barrier, at maturity you will lose 1% of the principal amount of your securities for every 1% that the Final Price is less than the Initial Price, unless otherwise specified in the relevant terms supplement. Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 × (1 + Fund Return)

If the securities are not automatically called, you will lose some or all of your principal amount at maturity if the Final Price is less than the Trigger Price and Coupon Barrier.

Trigger Price:

A closing price of one share of the Fund specified in the relevant terms supplement, which will be equal to the Coupon Barrier and less than the Initial Price, unless otherwise specified in the relevant terms supplement. Unless otherwise specified in the relevant terms supplement, the Trigger Price will be calculated by multiplying the Initial Price by a fixed percentage specified in the relevant terms supplement. The Initial Price (and, therefore, the Trigger Price) is subject to adjustment upon the occurrence of certain events affecting the Fund. See “General Terms of Securities — Anti-Dilution Adjustments.”

Key Terms (continued)

Coupon Barrier:

A closing price of one share of the Fund specified in the relevant terms supplement, which will be equal to the Trigger Price and less than the Initial Price, unless otherwise specified in the relevant terms supplement. Unless otherwise specified in the relevant terms supplement, the Coupon Barrier will be calculated by multiplying the Initial Price by a fixed percentage specified in the relevant terms supplement. The Initial Price (and, therefore, the Coupon Barrier) is subject to adjustment upon the occurrence of certain events affecting the Fund. See “General Terms of Securities — Anti-Dilution Adjustments.”

Fund Return:	Unless otherwise specified in the relevant terms supplement: Final Price – Initial Price Initial Price

Initial Price:

Unless otherwise specified in the relevant terms supplement, (a) the closing price of one share of the Fund on the Trade Date or such other date as specified in the relevant terms supplement divided by (b) the Share Adjustment Factor. The Initial Price for the Fund is subject to adjustment upon the occurrence of certain events affecting the Fund. See “General Terms of Securities — Anti-Dilution Adjustments.”

Final Price:	Unless otherwise specified in the relevant terms supplement, the closing price of one share of the Fund on the Final Valuation Date or such other date as specified in the relevant terms supplement.

Share Adjustment Factor:

Unless otherwise specified in the relevant terms supplement, the Share Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting the Fund. See “General Terms of Securities — Anti-Dilution Adjustments.”

Observation Period:	If applicable, unless otherwise specified in the relevant terms supplement, the period from, but excluding, the Trade Date to, and including, the Final Valuation Date.

Observation Dates:

As specified in the relevant terms supplement. We refer to the final Observation Date as the “Final Valuation Date.” Observation Dates are subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Automatic Call Feature.”

Coupon Payment Dates:

As specified in the relevant terms supplement. Coupon Payment Dates are subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Postponement of a Payment Date.”

Call Settlement Dates:

Unless otherwise specified in the relevant terms supplement, the first Coupon Payment Date immediately following the applicable Observation Date, except that the Call Settlement Date for the Final Valuation Date is the maturity date. Call Settlement Dates are subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Postponement of a Payment Date.”

Principal Amount:	Unless otherwise specified in the relevant terms supplement, $10 per security.

Issue Price:	Unless otherwise specified in the relevant terms supplement, $10 per $10 principal amount security.

Trade Date:	As specified in the relevant terms supplement.

Settlement Date:	As specified in the relevant terms supplement.

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the securities is subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Postponement of a Payment Date.”

     We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, any related underlying supplement, this product supplement no. UBS-6-I and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant terms supplement and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. UBS-6-I, together with the relevant terms supplement, any related underlying supplement and the accompanying prospectus and prospectus supplement, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours, or any written materials prepared by any Agent (as defined in “Underwriting (Conflicts of Interest)”), including UBS Financial Services Inc. The information in the relevant terms supplement, any related underlying supplement, this product supplement no. UBS-6-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The securities described in the relevant terms supplement and this product supplement no. UBS-6-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant terms supplement, any related underlying supplement, this product supplement no. UBS-6-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which an offer or solicitation is unlawful.

     In this product supplement no. UBS-6-I, any related underlying supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

DESCRIPTION OF SECURITIES

     The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply to specific issuances of the securities, including any changes to the terms specified below. A separate underlying supplement or the relevant terms supplement will describe the Fund. Capitalized terms used but not defined in this product supplement no. UBS-6-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement and any related underlying supplement. The term “security” refers to each $10 principal amount of our Trigger Phoenix Autocallable Optimization Securities Linked to a Fund.

General

     The Trigger Phoenix Autocallable Optimization Securities are senior unsecured obligations of JPMorgan Chase & Co. that are linked to an exchange-traded fund as specified in the relevant terms supplement (the “Fund”). We refer to a Fund that is designed to track a commodity index or that primarily invests in commodities or commodity futures contracts as a “Commodity Fund.” We refer to the index underlying the Fund (or any relevant successor fund), if applicable, as the “Underlying Index.” The securities are a series of debt securities referred to in the accompanying prospectus supplement and prospectus and the relevant terms supplement. The securities will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The securities do not guarantee the payment of interest or any return of principal at, or prior to, maturity; therefore, you must be aware of the risk that you may receive no interest payments and you may lose some or all of the principal amount of your securities at maturity if the securities are not automatically called. Instead, you may receive one or more payment(s) in cash, the timing and amount of which will vary depending on the performance of the Fund, whether the securities are automatically called prior to maturity and whether the conditions for the payment of interest are satisfied, as described below.

     The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The securities are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The securities will be issued in denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each security is $10, unless otherwise specified in the relevant terms supplement. The securities will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Book Entry System” in the accompanying prospectus.

     The terms of specific issuances of the securities will be described in the relevant terms supplement accompanying this product supplement no. UBS-6-I and any related underlying supplement. The terms described in that document supplement those described in this product supplement and in any related underlying supplement, the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

PS-1

Automatic Call Feature

     Unless otherwise specified in the relevant terms supplement, if the closing price of one share of the Fund on any Observation Date is greater than or equal to the Initial Price (or the Call Strike, if applicable), the securities will be automatically called and you will receive, for each $10 principal amount security, a cash payment, which we refer to as the “call amount,” equal to the principal amount of your securities plus the Contingent Coupon applicable to that Observation Date.

     Unless otherwise specified in the relevant terms supplement, if the securities are automatically called on an Observation Date other than the Final Valuation Date, we will redeem each security and pay the applicable call amount on the first Coupon Payment Date immediately following the applicable Observation Date, subject to postponement as described below. Unless otherwise specified in the relevant terms supplement, if the securities are called on the Final Valuation Date, we will redeem each security and pay the applicable call amount on the maturity date, subject to postponement as described below. We refer to the date on which the applicable call amount is payable as the “Call Settlement Date.” Call Settlement Dates are subject to postponement in the event of certain market disruption events and as described under “— Postponement of a Payment Date.”

     The “Call Strike,” if applicable, for each Observation Date will be specified in the relevant terms supplement and will be the minimum closing price of one share of the Fund that triggers an automatic call on an Observation Date and payment of the applicable call amount. Unless otherwise specified in the relevant terms supplement, the Call Strike for the Final Valuation Date will not be greater than the Initial Price. The Call Strike is subject to adjustment upon the occurrence of certain events affecting the Fund. See “General Terms of Securities — Anti-Dilution Adjustments.”

     Each “Observation Date” will be specified in the relevant terms supplement. We refer to the final Observation Date as the “Final Valuation Date.” Observation Dates are subject to postponement in the event of certain market disruption events and as described below.

     If an Observation Date (including the Final Valuation Date) is not a trading day or if there is a market disruption event on such day, the applicable Observation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Observation Date be postponed more than ten business days following the date originally scheduled to be that Observation Date. If the tenth business day following the date originally scheduled to be the applicable Observation Date is not a trading day, or if there is a market disruption event on that tenth business day, the calculation agent will determine the closing price of one share of the Fund for that Observation Date on that tenth business day in good faith based on its estimate of the market value of one share of the Fund.

     Unless otherwise specified in the relevant terms supplement, the “closing price” of one share of the Fund or any relevant successor fund (as defined under “General Terms of Securities —Discontinuation of the Fund; Alternate Calculation of Closing Price”) on any relevant day means:

•	if the Fund (or that successor fund) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Fund (or that successor fund) is listed or admitted to trading;
•	if the Fund (or that successor fund) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by Financial Industry Regulatory Authority, Inc. (“FINRA”) (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on that day; or
•	if, because of a market disruption event or otherwise, the last reported sale price or official closing price, as applicable, for the Fund (or that successor fund) is not available pursuant to the preceding bullet points, the mean, as determined by the calculation agent, of the bid prices for the shares of the Fund (or that successor fund) obtained from as many recognized
PS-2

dealers in the Fund (or that successor fund), but not exceeding three, as will make those bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of the mean, but only to the extent that any of those bids is not the highest or the lowest of the bids obtained, in each case subject to the Observation Date postponement provisions described above and “General Terms of Securities — Discontinuation of the Fund; Alternate Calculation of Closing Price.”

     Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, a “trading day” is, with respect to the Fund or any relevant successor fund, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchange for the Fund or that successor fund, as applicable, and (ii) the exchanges on which futures or options contracts related to the Fund or that successor fund, as applicable, are traded.

     Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, “relevant exchange” means (a) with respect to the Fund or any successor fund, the primary exchange or market of trading for the shares of the Fund or that successor fund, as applicable and (b) with respect to the Underlying Index, if any, the primary exchange or market of trading for any security (or any combination thereof) then included in the Underlying Index.

Payment of Contingent Coupons

     Unless otherwise specified in the relevant terms supplement, if the closing price of one share of the Fund on any Observation Date is greater than or equal to the Coupon Barrier, for every $10 principal amount security, you will receive the Contingent Coupon applicable to that Observation Date.

     Unless otherwise specified in the relevant terms supplement, if the closing price of one share of the Fund on any Observation Date is less than the Coupon Barrier, the Contingent Coupon applicable to that Observation Date will not be payable at any time.

     The “Coupon Barrier” is a closing price of one share of the Fund specified in the relevant terms supplement, which will be equal to the Trigger Price and less than the Initial Price, unless otherwise specified in the relevant terms supplement. Unless otherwise specified in the relevant terms supplement, the Coupon Barrier will be calculated by multiplying the Initial Price by a fixed percentage specified in the relevant terms supplement. The Initial Price (and, therefore, the Coupon Barrier) is subject to adjustment upon the occurrence of certain events affecting the Fund. See “General Terms of Securities — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, for each security, the “Contingent Coupon” for each Observation Date will be calculated as follows:

Principal Amount × Contingent Coupon Rate × 1 / number of Contingent Coupon payments per year where the number of Contingent Coupon payments per year is determined by the frequency of Contingent Coupon payments and how many payments would be made over the course of a full year regardless of the actual term of the securities. The Contingent Coupon will only be payable if the conditions described above are satisfied with respect to the applicable Observation Date.

     If the conditions described above are satisfied with respect to the applicable Observation Dates, Contingent Coupons will be payable in installments based on a rate per annum, which we refer to as the “Contingent Coupon Rate,” specified in the relevant terms supplement. Interest, if any, will be payable in arrears on each Coupon Payment Date to and including the maturity date, to the holders of record at the close of business on the business day prior to that Coupon Payment Date, unless otherwise specified in the relevant terms supplement.

     The “Coupon Payment Dates” will be as specified in the relevant terms supplement. Coupon Payment Dates are subject to postponement in the event of certain market disruption events and as described under “— Postponement of a Payment Date.”

PS-3

Payment at Maturity

     The maturity date for the securities will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the Final Valuation Date is postponed as described below.

Securities with an Observation Period

     If the securities are not automatically called and the closing price of one share of the Fund is not less than the Trigger Price on each day during the Observation Period, you will receive for every $10 principal amount security, in addition to the applicable Contingent Coupon, the principal amount of your securities at maturity, unless otherwise specified in the relevant terms supplement.

     If the securities are not automatically called and the closing price of one share of the Fund is less than the Trigger Price on any day during the Observation Period, at maturity you will lose 1% of the principal amount of your securities for every 1% that the Final Price is less than the Initial Price, subject to any Contingent Coupon payable at maturity, unless otherwise specified in the relevant terms supplement. Under these circumstances, your payment at maturity per $10 principal amount security, in addition to any Contingent Coupon, will be calculated as follows:

$10 × (1 + Fund Return)

     If the securities are not automatically called, you will lose some or all of your principal amount at maturity if the closing price of one share of the Fund is less than the Trigger Price on any day during the Observation Period.

Securities without an Observation Period

     If the securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, you will receive for every $10 principal amount security, in addition to the applicable Contingent Coupon, the principal amount of your securities at maturity, unless otherwise specified in the relevant terms supplement.

     If the securities are not automatically called and the Final Price is less than the Trigger Price and Coupon Barrier, at maturity you will lose 1% of the principal amount of your securities for every 1% that the Final Price is less than the Initial Price, unless otherwise specified in the relevant terms supplement. Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 × (1 + Fund Return)

     If the securities are not automatically called, you will lose some or all of your principal amount at maturity if the Final Price is less than the Trigger Price and Coupon Barrier.

     Unless otherwise specified in the relevant terms supplement, the “Fund Return,” as calculated by the calculation agent, is the percentage change in the closing price of one share of the Fund calculated by comparing the closing price of one share of the Fund on the Final Valuation Date or such other date as specified in the relevant terms supplement (the “Final Price”) to (a) the closing price of one share of the Fund on the Trade Date or such other date as specified in the relevant terms supplement divided by (b) the Share Adjustment Factor (the “Initial Price”). The Initial Price for the Fund is subject to adjustment upon the occurrence of certain events affecting the Fund. See “General Terms of Securities — Anti-Dilution Adjustments.” The relevant terms supplement will specify the manner in which the Initial Price and the Final Price will be determined. The Fund Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Fund Return =	Final Price – Initial Price
Initial Price

PS-4

     The “Trigger Price” is a closing price of one share of the Fund specified in the relevant terms supplement, which will be equal to the Coupon Barrier and less than the Initial Price, unless otherwise specified in the relevant terms supplement. Unless otherwise specified in the relevant terms supplement, the Trigger Price will be calculated by multiplying the Initial Price by a fixed percentage specified in the relevant terms supplement. The Initial Price (and, therefore, the Trigger Price) is subject to adjustment upon the occurrence of certain events affecting the Fund. See “General Terms of Securities — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, the “Share Adjustment Factor” will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting the Fund. See “General Terms of Securities — Anti-Dilution Adjustments.”

     If applicable, unless otherwise specified in the relevant terms supplement, the “Observation Period” is the period from, but excluding, the Trade Date to, and including, the Final Valuation Date.

     The “Trade Date” is the day on which we price the securities for initial sale to the public and will be specified in the relevant terms supplement.

     The “Settlement Date” is the day on which we issue the securities for initial delivery to investors and will be specified in the relevant terms supplement.

     The “maturity date” will be specified in the relevant terms supplement and is subject to postponement in the event of certain market disruption events and as described under “— Postponement of a Payment Date.” In addition, the maturity date may be accelerated if there is an event of default. See “General Terms of Securities — Payment upon an Event of Default.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the securities on the applicable date or dates. We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the securities entitled thereto.

     Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

     The “calculation agent” is the agent appointed by us to make certain calculations for the securities, which initially will be J.P. Morgan Securities LLC (“JPMS”). See “General Terms of Securities — Calculation Agent” below. JPMS is our affiliate and may have interests adverse to yours. Please see “Risk Factors — Risks Relating to the Securities Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the securities due to JPMS’s role as calculation agent.”

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in the open market or by private agreement.

Postponement of a Payment Date

     In this product supplement, we refer to each Coupon Payment Date, any relevant Call Settlement Date and the maturity date as a “Payment Date.”

     If any scheduled Payment Date (as specified in the relevant terms supplement) is not a business day, then that Payment Date will be the next succeeding business day following the scheduled Payment Date. If, due to a market disruption event or otherwise, the Observation Date immediately preceding any Payment Date is postponed so that it falls less than three business days prior to that scheduled Payment Date, that Payment Date will be the third business day following that Observation Date, as postponed, unless otherwise specified in the relevant terms supplement. If any Payment Date is adjusted as the result of a non-business day, a market disruption event or otherwise, any payment of interest due on that Payment Date will be made on that Payment Date as adjusted, with the same force and effect as if that Payment Date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment. We describe market disruption events under “General Terms of Securities — Market Disruption Events.”

PS-5

RISK FACTORS

     Your investment in the securities will involve certain risks. The securities do not guarantee the payment of interest or any return of principal at, or prior to, maturity. Investing in the securities is not equivalent to investing directly in the Fund or the securities, commodities or futures contracts underlying the Fund. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the securities is suitable for you.

Risks Relating to the Securities Generally

The securities do not guarantee the return of your investment.

     The securities differ from conventional debt securities and may not return any of your investment. If the securities have not been automatically called, the amount payable to you at maturity, if any, will be determined pursuant to the terms described in this product supplement no. UBS-6-I, any related underlying supplement and the relevant terms supplement. For securities with an Observation Period, if the securities are not automatically called and the closing price of one share of the Fund is less than the Trigger Price on any day during the Observation Period, you will lose some or all of your principal amount at maturity. For securities without an Observation Period, if the securities are not automatically called and the Final Price is less than the Trigger Price, you will lose some or all of your principal amount at maturity.

The securities do not guarantee the payment of interest and may not pay any interest at all.

     The terms of the securities differ from those of ordinary debt securities in that, among other things, whether we pay interest is linked to the performance of the Fund. We will pay a Contingent Coupon only if the closing price of one share of the Fund on the applicable Observation Date is greater than or equal to the Coupon Barrier. If the closing price of one share of the Fund on an Observation Date is less than the Coupon Barrier, we will not pay a Contingent Coupon with respect to that Observation Date, and the Contingent Coupon that would otherwise have been payable with respect to that Observation Date will not be accrued. Accordingly, if the closing price of one share of the Fund on each Observation Date is less than the Coupon Barrier, you will not receive any interest payments over the term of the securities.

The securities are subject to the credit risk of JPMorgan Chase & Co.

     The securities are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the securities. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

The securities are subject to automatic call prior to maturity and the corresponding reinvestment risk.

     The term of the securities, and thus the opportunity to receive any Contingent Coupons, may be limited by the automatic call feature of the securities. The securities will be automatically called prior to the maturity date if the closing price of one share of the Fund on any Observation Date is greater than or equal to the Initial Price (or the Call Strike, if applicable). Because of this automatic call feature, the term of your investment in the securities may be limited to a period that is shorter than the original term of the securities. If the securities are automatically called early, the holding period over which you might receive Contingent Coupons could be significantly less than the full term of the securities. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to the maturity date.

PS-6

The appreciation potential of the securities is limited, and you will not participate in any appreciation in the price of the Fund.

     The appreciation potential of the securities is limited to the sum of any Contingent Coupons that may be payable over the term of the securities, regardless of any appreciation in the price of the Fund. You will not participate in any appreciation in the price of the Fund. Accordingly, your investment in the securities will result in a gain only if (a) the closing price of one share of the Fund on one or more of the Observation Dates is greater than or equal to the Coupon Barrier, which allows for the payment of a Contingent Coupon, and (b) the sum of any Contingent Coupons payable over the term of the securities is greater than any loss of your initial investment at maturity.

Contingent repayment of principal applies only if you hold the securities to maturity.

     If you are able to sell your securities in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the closing price of the Fund is above the Trigger Price. If the securities are not automatically called, at maturity, we will either repay you the full principal amount per $10 principal amount security, in addition to the applicable Contingent Coupon, or, if the closing price of one share of the Fund on any day during the Observation Period or on the Final Valuation Date, as applicable, is less than the Trigger Price, you will at maturity be fully exposed to any depreciation in the closing price of one share of the Fund from the Initial Price to the Final Price. Under these circumstances, you will lose 1% of your principal amount for every 1% that the Final Price is less than the Initial Price. For securities with an Observation Period, you will be subject to this potential loss of principal even if the closing price of one share of the Fund subsequently increases such that the Final Price is less than the Initial Price but greater than the Trigger Price. If these securities provided for the full repayment of principal at maturity, under the same scenario, you would have received the full principal amount of your securities at maturity. This contingent repayment of principal is based on whether the closing price of one share of the Fund on any day during the Observation Period or on the Final Valuation Date, as applicable, is below the Trigger Price and applies only if you hold the securities to maturity.

The probability that the securities will be called, that the securities will pay a Contingent Coupon in connection with an Observation Date or that the closing price of one share of the Fund will be less than the Trigger Price on any day during the Observation Period or on the Final Valuation Date, as applicable, will depend on volatility.

     The probability that the securities will be called, that the securities will pay a Contingent Coupon in connection with an Observation Date or that the closing price of one share of the Fund will be less than the Trigger Price on any day during the Observation Period or on the Final Valuation Date, as applicable, will depend on volatility. “Volatility” refers to the frequency and magnitude of changes in the price of the Fund. If the Fund has historically experienced significant volatility, there is a higher probability that the securities will be called, that the securities will not pay a Contingent Coupon in connection with an Observation Date or that the closing price of one share of the Fund will be less than the Trigger Price on any day during the Observation Period or on the Final Valuation Date, as applicable. In addition, the Contingent Coupon Rate is set on the Trade Date and depends in part on this expected volatility. However, the Fund's volatility can change significantly over the term of the securities. As a result, the securities may not be called, you may receive no Contingent Coupons and you may lose some or all of your investment.

Our offering of the securities does not constitute an expression of our view about, or a recommendation of, the Fund or the securities, commodities or futures contracts underlying the Fund.

     You should not take our offering of the securities as an expression of our views about how the Fund or the securities, commodities or futures contracts underlying the Fund will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Fund or the securities, commodities or futures contracts underlying the Fund, including through an

PS-7

investment in the securities. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the Fund or the securities, commodities or futures contracts underlying the Fund that conflict with an investment in the securities. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

We or our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our hedging and other trading activities.

     In anticipation of the sale of the securities, we expect to hedge our obligations under the securities through certain affiliates or unaffiliated counterparties by taking positions in the Fund or instruments the value of which is derived from the Fund or the securities, commodities or futures contracts underlying the Fund. We may also adjust our hedge by, among other things, purchasing or selling shares of the Fund or instruments the value of which is derived from the Fund or the securities, commodities or futures contracts underlying the Fund at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing on or before any Observation Date. We cannot give you any assurances that our hedging will not negatively affect the closing price of the Fund or the performance of the securities. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

     This hedging activity may present a conflict of interest between your interest as a holder of the securities and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which JPMS is willing to purchase your securities in the secondary market.

     Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

     JPMS and other affiliates of ours also trade the Fund, the securities, commodities or futures contracts underlying the Fund and other financial instruments related to the Fund or the securities, commodities or futures contracts underlying the Fund on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the closing price of the Fund on the Trade Date and/or decrease the closing price of the Fund on any Observation Date, which could adversely affect your return on any Coupon Payment Date, upon automatic call or at maturity.

     It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

We or our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our business activities.

     We or our affiliates may currently or from time to time engage in business with the companies the equity securities of which are held by the Fund or included in the Underlying Index, if any (the “underlying companies”), including extending loans to, making equity investments in or providing advisory services to the underlying companies, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire nonpublic information about the underlying companies, and we will not disclose any such information to you. In addition, we or one or more of our affiliates may publish research reports or otherwise express views about the underlying companies. Any prospective purchaser of securities should undertake an independent investigation of each of the underlying companies as in its judgment is appropriate to make an informed decision with

PS-8

respect to an investment in the securities. We do not make any representation or warranty to any purchaser of securities with respect to any matters whatsoever relating to our business with the underlying companies.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the price of the Fund or the securities, commodities or futures contracts underlying the Fund. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for those securities or financial instruments, our or their interests with respect to these securities or financial instruments may be adverse to those of the holders of the securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

     We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities underlying a foreign Fund are denominated. If currency exchange rate calculations are involved in the calculation of the net asset values of a foreign Fund, these trading activities could potentially affect the exchange rates with respect to the currencies in which the equity securities underlying that foreign Fund are denominated or the closing prices of that foreign Fund and, accordingly, the value of the securities. A “foreign Fund” is one that is composed primarily of securities issues by non-U.S. companies.

     In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of securities with respect to any matters whatsoever relating to future currency exchange rate movements and, if the securities are linked to a foreign Fund, any prospective purchaser of the securities should undertake an independent investigation of the currencies in which securities underlying a foreign Fund are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the securities.

We or our affiliates may have economic interests that are adverse to those of the holders of the securities due to J.P. Morgan Securities LLC’s role as calculation agent.

     JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Price, the Final Price, the Share Adjustment Factor, the Call Strike, if applicable, the Trigger Price, the Coupon Barrier, the Fund Return if the securities are not automatically called, the closing price of one share of the Fund on each Observation Date, whether the closing price of one share of the Fund is less than the Trigger Price on any day during the Observation Period or on the Final Valuation Date, as applicable, whether the closing price of one share of the Fund is greater than or equal to the Coupon Barrier on any Observation Date, whether the automatic call feature has triggered a mandatory redemption, the amount of any interest payable on any Coupon Payment Date and the amount, if any, that we will pay you upon automatic call or at maturity. In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred;
•	any adjustments to the Share Adjustment Factor;
•	whether the Fund has been delisted, liquidated or otherwise terminated, the Fund or its Underlying Index, if applicable, has been changed in a material respect or the Fund or its Underlying Index, if applicable, has been otherwise modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the Fund had those changes or modifications not been made and, if applicable, which exchange-traded fund to select as a successor fund; and
PS-9

•	the closing price of the Fund if any Observation Date is postponed for ten business days due to a market disruption event or if that day is not a trading day.

In performing these duties, JPMS may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the securities, and may do so in the future. Any such research, opinions or recommendations could affect the price of the Fund, and, therefore, the market value of the securities.

     JPMS and its affiliates publish research from time to time on underlying companies, financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. JPMS and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Fund to which the securities are linked.

You will have no ownership rights in the Fund or any securities, commodities or futures contracts underlying the Fund.

     Investing in the securities is not equivalent to investing in the Fund or the securities, commodities or futures contracts underlying the Fund or exchange-traded or over-the-counter instruments based on the Fund or the securities, commodities or futures contracts underlying the Fund. As an investor in the securities, you will not have any ownership interests or rights in the Fund or the securities, commodities or futures contracts underlying the Fund.

The securities are designed to be held to maturity, unless automatically called prior to maturity.

     The securities are not designed to be short-term trading instruments. The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the value of the Fund has appreciated since the Trade Date or has not declined below the Trigger Price or the Coupon Barrier. The potential returns described in the relevant terms supplement assume that your securities are held to maturity unless automatically called prior to maturity.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market for the securities, it may not provide enough liquidity to allow you to trade or sell the securities easily.

     JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the securities. We expect that, generally, the closing price of one share of the Fund on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the

PS-10

secondary market to vary in proportion to changes in the closing price of one share of the Fund. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including, but not limited to:

•	the actual and expected frequency and magnitude of changes in the market price of the Fund (i.e., volatility);
•	whether the closing price of one share of the Fund is less than the Coupon Barrier on any Observation Date;
•	whether the closing price of one share of the Fund is less than the Trigger Price on any day during the Observation Period or on the Final Valuation Date, as applicable;
•	the time to maturity of the securities;
•	the dividend rate on any equity securities underlying the Fund (while not paid to holders of the securities, dividend payments on any equity securities underlying the Fund may influence the market price of the Fund and the market value of options on the Fund and therefore may affect the market value of the securities);
•	the occurrence of certain events to the Fund that may or may not require an adjustment to the applicable Share Adjustment Factor and, accordingly, to the Initial Price (and the Call Strike, if applicable), the Trigger Price and the Coupon Barrier;
•	supply and demand trends and market prices at any time for the commodities upon which the futures contracts that compose any Commodity Fund or the exchange-traded futures contracts on such commodities;
•	interest and yield rates in the market generally as well as in the markets of the securities, commodities or futures contracts underlying the Fund;
•	economic, financial, political, regulatory and judicial events that affect any equity securities underlying the Fund or stock markets generally;
•	economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events that affect a Commodity Fund or commodity markets generally;
•	the exchange rates and the volatility of the exchange rates between the U.S. dollar and the currencies in which the equity securities underlying a foreign Fund are traded, and, if a foreign Fund is calculated in one currency and the equity securities underlying that foreign Fund are traded in one or more other currencies, the correlation between those rates and the value of that foreign Fund; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose and are able to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Fund based on its historical performance. The value of the shares of the Fund may decrease such that you may not receive any return of your investment. In addition, we cannot guarantee that the value of the Fund will not decline below the Trigger Price or the Coupon Barrier.

     You will not receive a Contingent Coupon with respect to any Observation Date on which the closing price of one share of the Fund is less than the Coupon Barrier. For securities with an Observation Period, if the securities are not automatically called and the closing price of one share of the Fund is less than the Trigger Price on any day during the Observation Period, you will lose some or all of your principal amount at maturity. For securities without an Observation Period, if the securities are not automatically called and the Final Price is less than the Trigger Price, you will lose some or all of your principal amount at maturity.

PS-11

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the securities is likely to affect adversely the value of the securities prior to maturity.

     While the payment on any Coupon Payment Date, upon an automatic call or at maturity, if any, will be based on the full principal amount of your securities as described in the relevant terms supplement, the original issue price of the securities includes each agent’s commission and the estimated cost of hedging our obligations under the securities. Such estimated cost includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any of those prices may differ from values determined by pricing models used by JPMS as a result of this compensation or other transaction costs.

If the market value of the Fund changes, the market value of your securities may not change in the same manner.

     Owning the securities is not the same as owning the Fund. Accordingly, changes in the market value of the Fund may not result in comparable changes in the market value of the securities. If the closing price of one share of the Fund on any day increases above the Initial Price, the value of the securities may not increase comparably, if at all. It is also possible for the value of the Fund to increase moderately while the value of the securities declines.

     When the closing price falls below the Trigger Price or Coupon Barrier for the first time on any day during the term of the securities, the market value of the securities will likely decline at a greater rate than the market value of the Fund. If the Fund trades at prices or closing prices that are less than the Trigger Price and/or Coupon Barrier, we expect the market value of the securities to decline to reflect the potential loss of Contingent Coupons in connection with any Observation Date or the potential loss of your initial investment at maturity.

Historical performance of the Fund should not be taken as an indication of the future performance of the Fund during the term of the securities.

     The actual performance of the Fund over the term of the securities, as well as the amount payable on any Coupon Payment Date, upon automatic call or at maturity may bear little relation to the historical performance of the Fund. The value of the Fund will be determined by the prices of the Fund. It is impossible to predict whether the value of the Fund will rise or fall.

Your return on the securities will not reflect dividends or other distributions on any equity securities underlying the Fund.

     Your return on the securities will not reflect the return you would realize if you actually owned any equity securities underlying the Fund and received the dividends or other distributions paid on those equity securities. This is because, assuming the securities are not automatically called, the calculation agent will calculate the amount payable to you at maturity of the securities by reference to the Final Price on the Final Valuation Date. The Final Price reflects the closing price of the Fund without taking into consideration the value of dividends paid on the Fund. If the securities are automatically called, you will receive the applicable call amount as the final payment on the securities, without taking into consideration the value of the dividends or other distributions paid on any equity securities underlying the Fund.

Concentration risks may adversely affect the value of the securities.

     If the Fund is concentrated in a single or a limited number of industry or commodity sectors or geographical regions, you will not benefit, with respect to the securities, from the advantages of a diversified investment, and will bear the risks of a concentrated investment, including the risk of

PS-12

greater volatility than may be experienced in connection with a diversified investment. You should be aware that other investments may be more diversified than the securities in terms of the number and variety of industry or commodity sectors or geographical regions.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the closing price of one share of the Fund on an Observation Date, determining if the securities are to be automatically called or the Fund Return if the securities are not automatically called and calculating the amount that we are required to pay you, if any, on any Coupon Payment Date, upon an automatic call or at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more Observation Dates and Payment Dates will be postponed and your return will be adversely affected. See “General Terms of Securities — Market Disruption Events.” Moreover, if the Final Valuation Date is postponed to the last possible day and the closing price of the Fund is not available on that day because of a market disruption event or if such day is not a trading day, the calculation agent will nevertheless assess the market value of one share of the Fund on that last possible day. See “Description of Securities —Automatic Call Feature” for more information.

The tax consequences of an investment in the securities are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the securities. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Material U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment for the securities, the timing and/or character of income on the securities could be affected materially and adversely.

     Although the U.S. federal income tax treatment of Contingent Coupons (including any Contingent Coupons paid in connection with an automatic call or at maturity) is uncertain, we expect (in the absence of an administrative determination or judicial ruling to the contrary), insofar as we have tax reporting responsibilities with respect to your securities, to treat any Contingent Coupons as ordinary income.

     In 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this product supplement no. UBS-6-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

PS-13

Non-U.S. Holders should evaluate an investment in the securities in light of their particular circumstances.

     The U.S. federal income tax treatment of Contingent Coupons is uncertain, and although we believe it is reasonable to conclude that Contingent Coupons are not subject to U.S. withholding tax, a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction or elimination of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

JPMorgan Chase & Co. employees holding the securities must comply with policies that limit their ability to trade the securities and may affect the value of their securities.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the securities for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the securities, you may not be able to purchase any securities described in the relevant terms supplement from us and your ability to trade or sell any of those securities in the secondary market may be limited.

Risks Relating to the Fund

The policies of the investment adviser or commodity pool operator, as applicable, for the Fund, and the sponsor of its Underlying Index, if applicable, could affect the value and the amount payable on the securities.

     The policies of the investment adviser or commodity pool operator, as applicable, for the Fund concerning the calculation of the Fund’s net asset value; additions, deletions or substitutions of securities, commodities or futures contracts underlying the Fund; substitutions of its Underlying Index, if applicable; and manner in which changes affecting the Underlying Index, if applicable, are reflected in the Fund, could affect the market price of the shares of the Fund and, therefore, affect the amount payable on the securities at maturity, if any, and the value of the securities before maturity. The amount payable on the securities and their value could also be affected if the investment adviser or commodity pool operator, as applicable, changes these policies, for example, by changing the manner in which it calculates the Fund’s net asset value, or if the investment adviser or commodity pool operator, as applicable, discontinues or suspends calculation or publication of the Fund’s net asset value, in which case it may become difficult to determine the value of the securities.

     In addition, the sponsor of the Underlying Index, if applicable, is responsible for the design and maintenance of the Underlying Index. The policies of the sponsor concerning the calculation of the Underlying Index, including decisions regarding the addition, deletion or substitution of the securities, commodities or futures contracts included in the Underlying Index, if applicable, could affect the value of the Underlying Index and, consequently, the market prices of the shares of the Fund and, therefore, the amount payable on the securities at maturity and the value of the securities before maturity.

There are risks associated with the Fund.

     The Fund may have a limited operating history. Although the shares of the Fund may be listed for trading on NYSE Arca, Inc. (“NYSE Arca”) and a number of similar products have been traded on NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market.

     In addition, the Fund is subject to management risk, which is the risk that the applicable investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Fund and, consequently, the value of the securities. See the Fund description in the relevant terms supplement or any relevant underlying supplement for additional information.

PS-14

The anti-dilution protection is limited.

     The calculation agent will make adjustments to the Share Adjustment Factor, which will be set initially at 1.0 in each case, for certain events affecting the shares of the Fund See “General Terms of Securities — Anti-Dilution Adjustments.” The calculation agent is not required, however, to make those adjustments in response to all events that could affect the shares of the Fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

If the Fund is designed to track an Underlying Index, the performance of the Fund may not correlate with the performance of its Underlying Index.

     Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, if the Fund is designed to track an Underlying Index, the Fund uses a representative sampling strategy or a replication or indexing strategy to attempt to track the performance of its Underlying Index. Pursuant to a representative sampling strategy, a Fund invests in a representative sample of securities that collectively has an investment profile similar to its Underlying Index; however, a Fund may not hold all or substantially all of the securities, commodities or futures contracts included in its Underlying Index. Even if the Fund uses a replication or indexing strategy, the Fund may not hold all of the securities, commodities or futures contracts included in its Underlying Index. Therefore, while the performance of the Fund may be linked principally to the performance of its Underlying Index, its performance is also generally linked in part to assets other than the securities, commodities or futures contracts included in its Underlying Index because, unless otherwise specified in the relevant terms supplement, its investment adviser generally may invest a portion of the Fund’s assets in securities not included in the Underlying Index and in other assets, including potentially shares of money market funds affiliated with or advised by the investment adviser.

     In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. Also, the component securities, commodities or futures contracts of the Fund may be unavailable in the secondary market due to other extraordinary circumstances. Corporate actions with respect to any securities (such as mergers and spin-offs) also may impact the variance between the Fund and its Underlying Index. Finally, because the shares of the Fund may be traded on NYSE Arca and may be subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.

     For all of the foregoing reasons, if the Fund is designed to track an Underlying Index, the performance of the Fund may not correlate with the performance of its Underlying Index. Consequently, the return on the securities will not be the same as investing directly in the Fund or its Underlying Index or in the securities, commodities or futures contracts held by the Fund or included in its Underlying Index, and will not be the same as investing in a debt security with payments linked to the performance of the Underlying Index, if applicable.

If the Fund is a foreign Fund, the securities will be subject to risks associated with foreign funds.

     If the Fund is a foreign Fund, the securities will be subject to risks associated with foreign funds. See “— Risks Relating to a Foreign Fund” below.

If the Fund is a Commodity Fund, the securities will be subject to risks associated with Commodity Funds.

     If the Fund is a Commodity Fund, the securities will be subject to risks associated with Commodity Funds. See “— Risks Relating to a Commodity Fund” below.

If the Fund invests primarily in debt securities, the securities will be subject to risks associated with bond funds.

     If the Fund invests primarily in debt securities, the securities will be subject to risks associated with bond funds. See the relevant term sheet or any relevant underlying supplement for risk factors relating to bond funds.

PS-15

Risks Relating to a Foreign Fund

If the Fund is a foreign Fund and the prices of its component non-U.S. securities are not converted into U.S. dollars for purposes of calculating the value of that foreign Fund, the amount payable on the securities at maturity will not be adjusted for changes in exchange rates that might affect that foreign Fund.

     Because the prices of the non-U.S. securities underlying the applicable Fund are not converted into U.S. dollars for purposes of calculating the value of that foreign Fund and although the non-U.S. securities underlying that foreign Fund are traded in currencies other than U.S. dollars, and the securities, which are linked to that foreign Fund, are denominated in U.S. dollars, the amounts payable on the securities, if any, will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities underlying that foreign Fund are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the payment on the securities. The amounts we pay in respect of the securities, if any, will be determined solely in accordance with the procedures described in this product supplement.

If the Fund is a foreign Fund and the prices of its component non-U.S. securities are converted into U.S. dollars for purposes of calculating the value of that foreign Fund, the securities will be subject to currency exchange risk.

     Because the prices of the non-U.S. securities underlying the applicable foreign Fund are converted into U.S. dollars for the purposes of calculating the value of that foreign Fund, the holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. securities underlying that foreign Fund trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. securities underlying that foreign Fund denominated in each applicable currency. If, taking into account the weighting, the U.S. dollar strengthens against those currencies, the value of that foreign Fund will be adversely affected and any payments on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments;
•	political, civil or military unrest; and
•	the extent of governmental surpluses or deficits in the component countries and the United States.

     All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries, the United States and other countries important to international trade and finance.

If the Fund is a foreign Fund and the prices of its component non-U.S. securities are converted into U.S. dollars for purposes of calculating the value of that foreign Fund, changes in the volatility of exchange rates and the correlation between those rates and the values of that foreign Fund are likely to affect the market value of the securities.

     The exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities underlying the applicable foreign Fund are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an equity security composing that foreign Fund is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which an equity security composing a foreign Fund is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency in which that equity security is denominated. The

PS-16

volatility of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities underlying a foreign Fund are denominated refers to the size and frequency of changes in that exchange rate.

     Because the applicable foreign Fund is calculated, in part, by converting the closing prices of the non-U.S. securities underlying that foreign Fund into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those non-U.S. securities are denominated could affect the market value of the securities.

     The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities underlying a foreign Fund are denominated and the value of that foreign Fund refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the value of that foreign Fund. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities underlying a foreign Fund are denominated and the percentage changes in the value of that foreign Fund could affect the value of the securities.

If the Fund is a foreign Fund, an investment in the securities is subject to risks associated with non-U.S. securities markets.

     Unless otherwise specified in the relevant terms supplement, the securities that compose a foreign Fund have been issued by non-U.S. companies. Investments in securities linked to the value of securities of non-U.S. issuers involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of these countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including relatively unstable governments that may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for securities linked to a foreign Fund composed of securities traded in one or more emerging market countries.

     Some or all of these factors may influence the closing price for a foreign Fund. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Fund based on its historical performance. The price of the Fund may decrease, which may adversely affect any payments on the securities.

PS-17

Risks Relating to a Commodity Fund

The commodity futures contracts underlying a Commodity Fund are subject to legal and regulatory regimes that may change in ways that could have a substantial adverse effect on the value of the securities.

     Futures contracts and options on futures contracts markets, including the futures contracts underlying a Commodity Fund, are subject to extensive regulation and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities.

     Notably, with respect to agricultural and exempt commodities as defined in the Commodity Exchange Act (generally, physical commodities such as agricultural commodities, energy commodities and metals), the Dodd-Frank Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the amount of positions, other than bona fide hedge positions, that may be held by any person in futures contracts, options on futures contracts and other related derivatives, such as swaps, that are economically equivalent to those contracts. The Dodd-Frank Act also requires the CFTC to establish limits for each month, including related hedge exemption positions, on the aggregate number or amount of positions in contracts based upon the same underlying commodity, as defined by the CFTC, that may be held by any person, including any group or class of traders. In addition, designated contract markets and swap execution facilities, as defined in the Dodd-Frank Act, are required to establish and enforce position limits or position accountability requirements on their own markets or facilities, which must be at least as stringent as the CFTC’s where CFTC limits also apply.

     Pursuant to the Dodd-Frank Act requirements, on October 18, 2011 the CFTC adopted final rules to establish position limits that will apply to any one of 28 futures and options contracts and that are traded on U.S. futures exchanges and to futures, options and swaps that are economically equivalent to those contracts, as described in the rules. The limits will apply to a person’s combined position across those related products. The limits cover a number of commodity futures contracts that may be held by a Commodity Fund, such as CBOT Soybeans, Soybean Meal and Wheat futures; ICE Futures US Cotton No. 2, Sugar No. 11 and Sugar No. 16 futures; NYMEX Light Sweet Crude Oil, NY Harbor No. 2 Heating Oil, NY Harbor Gasoline Blendstock and Henry Hub Natural Gas futures; and COMEX Gold, Silver and Copper futures and NYMEX Palladium and Platinum futures. The rules also narrow the existing exemption for hedge positions. The rules may interfere with our ability to enter into or maintain hedge positions to hedge our obligations under the securities.

An investment in the securities may not offer direct exposure to physical commodities.

     If the securities are linked to a Commodity Fund composed of futures contracts on a commodity, the securities will reflect, in whole or in part, the return on those commodity futures contracts, not the return on the physical commodities underlying those commodity futures contracts. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations

PS-18

concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the securities may underperform a similar investment that reflects the return on physical commodities.

The securities are not regulated by the Commodity Futures Trading Commission.

     The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the securities thus neither constitutes an investment in futures contracts, options on futures contracts nor a collective investment vehicle that trades in these futures contracts (i.e., the securities will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC. Among other things, this means that we are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. For example, the price you pay to purchase securities will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

     Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Suspension or disruptions of market trading in relevant commodity and related futures markets may adversely affect the value of the securities.

     The commodity markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached for a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the price of any Commodity Fund and, therefore, the value of your securities.

An increase in the margin requirements for any commodity futures contracts underlying a Commodity Fund may adversely affect the value of the securities.

     Futures exchanges require market participants to post collateral in order to open and keep open positions in futures contracts. If an exchange increases the amount of collateral required to be posted to hold positions in commodity futures contracts underlying any Commodity Fund, market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the price of that Commodity Fund, as applicable, to decline significantly. As a result, the value of the securities may be adversely affected.

PS-19

A Commodity Fund may be subject to pronounced risks of pricing volatility.

     As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month, and can have further pronounced pricing volatility during extended periods of low liquidity. The risk of aberrational liquidity or pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take delivery of the underlying commodities. In respect of a Commodity Fund that represents energy, it should be noted that due to the significant level of continuous consumption, limited reserves and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages. These factors (when combined or in isolation) may affect the price of futures contracts and, as a consequence, the price of a Commodity Fund and any payments on the securities.

Higher future prices of commodity futures contracts held by a Commodity Fund relative to their current prices may lead to a decrease in any payments on the securities.

     A Commodity Fund holds futures contracts on physical commodities. As the contracts underlying a Commodity Fund come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling.” Excluding other considerations, if the market for these contracts is in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.” Moreover, many commodities have historically exhibited contango markets. The presence of contango in the commodity markets could adversely affect the price of a Commodity Fund and, accordingly, any payments on the securities.

Prices for the physical commodities upon which the futures contracts underlying a Commodity Fund are based may change unpredictably and affect the value of the securities in unanticipated ways.

     A decrease in the price of any of the commodities upon which the futures contracts underlying a Commodity Fund are based may have a material adverse effect on the value of the securities and your return on an investment in the securities. The prices of such commodities tend to be highly volatile and may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities upon which the futures contracts underlying a Commodity Fund are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the securities linked to a Commodity Fund. It is not possible to predict the aggregate effect of all or any combination of these factors. A Commodity Fund each provide one avenue for exposure to commodities. The high volatility and cyclical nature of commodity markets may render these investments inappropriate as the focus of an investment portfolio. The relevant terms supplement or any relevant underlying supplement may provide additional risk factors relating to any relevant Commodity Fund.

PS-20

   Agricultural Sector

     Global prices of agricultural commodities, including cocoa, coffee, corn, cotton, soybeans, sugar and wheat, are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors, such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities, such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

   Energy Sector

     Global prices of energy commodities, including WTI crude oil, brent crude oil, RBOB gasoline, heating oil, gasoil and natural gas, are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, and with respect to oil, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodity futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of the Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for energy commodities such as oil and gasoline is generally linked to economic activity, and will tend to reflect general economic conditions.

   Industrial Metals Sector

     Global prices of industrial metals commodities, including aluminum, copper, lead, nickel and zinc, are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, general weather conditions, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence investment decisions in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power, may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

PS-21

   Livestock Sector

     Livestock commodities, including live cattle, feeder cattle and lean hogs, are “non-storable” commodities, and therefore may experience greater price volatility than traditional commodities. Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for livestock commodities are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors, such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed and natural disasters may also affect livestock commodity prices. Demand for livestock commodities has generally increased with worldwide growth and prosperity.

   Precious Metals Sector

     Global prices of precious metals commodities, including gold, silver and platinum, are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Gold prices in particular are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.

     Silver prices are also subject to fluctuation and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the silver commodities market.

     Platinum prices are primarily affected by the global demand for and supply of platinum. However, since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum. Key factors that may influence prices are the policies in or political stability of the most important producing countries, in particular, Russia and South Africa (which together account for over 90% of production), the size and availability of the Russian platinum stockpiles and the economic situation of the main consuming countries. Platinum is used in a variety of industries, primarily the automotive industry. Demand for platinum from the automotive industry, which uses platinum as a catalytic converter, accounts for approximately 80% of the industrial use of platinum. Platinum is also used in the chemical industry, the electronics industry and the dental industry. The primary non-industrial use of platinum is jewelry, which accounts for approximately 40% of the overall demand for platinum.

     A separate underlying supplement or the relevant terms supplement may provide additional risk factors relating to the Fund.

PS-22

USE OF PROCEEDS AND HEDGING

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the securities and the estimated cost of hedging our obligations under the securities. We may have hedged our obligations under the securities through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, the original issue price of the securities will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit, which in no event will exceed $0.35 per $10 principal amount security, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the securities. In addition, from time to time after we issue the securities, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we have entered into, in connection with the securities and possibly in connection with our or our affiliates’ exposure to the Fund or the securities, commodities or futures contracts underlying the Fund. To accomplish this, we, through our affiliates or others, may take positions in the Fund, the securities, commodities or futures contracts underlying the Fund or instruments the value of which is derived from the Fund or the securities, commodities or futures contracts underlying the Fund. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the instruments described above.

     While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the closing price of the Fund on the Trade Date and/or decrease the closing price of the Fund on any Observation Date, which could adversely affect your return on any Coupon Payment Date, upon automatic call or at maturity. It is possible that such hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines. See “Risk Factors — Risks Relating to the Securities Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our hedging and other trading activities” above.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the securities directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the Fund or the securities, commodities or futures contracts underlying the Fund. No security holder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

PS-23

THE FUND

     A separate underlying supplement or the relevant terms supplement will provide additional information relating to the Fund.

Conflicts of Interest

     See the relevant terms supplement, any relevant underlying supplement and “Risk Factors — Risks Relating to the Securities Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our business activities” for information about economic interests with respect to the Fund that we or our affiliates make may have that are adverse to your interests.

Historical performance of the Fund

     We will provide historical price information on the Fund in the relevant terms supplement. You should not take any of those historical prices as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of the Fund.

PS-24

GENERAL TERMS OF SECURITIES

Calculation Agent

     JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Price, the Final Price, the Share Adjustment Factor, the Call Strike, if applicable, the Trigger Price, the Coupon Barrier, the Fund Return if the securities are not automatically called, the closing price of one share of the Fund on each Observation Date, whether the closing price of one share of the Fund is less than the Trigger Price on any day during the Observation Period or on the Final Valuation Date, as applicable, whether the closing price of one share of the Fund is greater than or equal to the Coupon Barrier on any Observation Date, whether the automatic call feature has triggered a mandatory redemption, the amount of any interest payable on any Coupon Payment Date and the amount, if any, that we will pay you upon automatic call or at maturity. In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred;
•	any adjustments to the Share Adjustment Factor;
•	whether the Fund has been delisted, liquidated or otherwise terminated, the Fund or its Underlying Index, if applicable, has been changed in a material respect or the Fund or its Underlying Index, if applicable, has been otherwise modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the Fund had those changes or modifications not been made and, if applicable, which exchange-traded fund to select as a successor fund; and
•	the closing price of the Fund if any Observation Date is postponed for ten business days due to a market disruption event or if that day is not a trading day.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid on any Coupon Payment Date, upon automatic call or at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the applicable Payment Date.

     All calculations with respect to the Initial Price, the Final Price, the Call Strike, if applicable, the Fund Return or any closing price of one share of the Fund will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment, if any, per $10 principal amount security on any Coupon Payment Date, upon automatic call or at maturity will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all calculations with respect to the Trigger Price, the Coupon Barrier and all dollar amounts paid, if any, on the aggregate principal amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from determining the closing price of one share of the Fund on an Observation Date and consequently, the amount, if any, that we will pay you on any Coupon Payment Date, upon automatic call or at maturity of the securities. These events may include disruptions or suspensions of trading on the markets as a whole.

PS-25

     With respect to the Fund or any relevant successor fund, a “market disruption event,” unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, means:

•	the occurrence or existence of a suspension, absence or material limitation of trading of the shares of the Fund (or that successor fund) on the relevant exchange for the shares of the Fund (or that successor fund) for more than two hours of trading during, or during the half- hour period preceding the close of, the principal trading session on that relevant exchange;
•	a breakdown or failure in the price and trade reporting systems of the relevant exchange for the shares of the Fund (or that successor fund) as a result of which the reported trading prices for the shares of the Fund (or that successor fund) during the last half-hour preceding the close of the principal trading session on that relevant exchange are materially inaccurate;
•	the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the shares of the Fund (or that successor fund), if available, during the half-hour period preceding the close of the principal trading session in that exchange or market;
•	if applicable, the occurrence or existence of a suspension, absence or material limitation of trading of securities, commodities or futures contracts then constituting 20% or more of the level of the applicable Underlying Index on the relevant exchanges for those securities for more than two hours of trading during, or during the half-hour period preceding the close of, the principal trading session on that relevant exchange; or
•	the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the applicable Underlying Index, if any, or shares of the Fund (or that successor fund) for more than two hours of trading during, or during the half-hour period preceding the close of, the principal trading session on that exchange or market, in each case, as determined by the calculation agent in its sole discretion; and

•	a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities.

     For purposes of determining whether a market disruption event with respect to the Fund (or any relevant successor fund) exists at any time, unless otherwise specified in the relevant terms supplement, if trading in a security, commodity or futures contract included in the applicable Underlying Index, if any, is materially suspended or materially limited at that time, then the relevant percentage contribution of that security, commodity or futures contract to the level of the applicable Underlying Index, if any, will be based on a comparison of (x) the portion of the level of the applicable Underlying Index, if any, attributable to that security, commodity or futures contract relative to (y) the overall level of the applicable Underlying Index, if any, in each case immediately before that suspension or limitation.

     For purposes of determining whether a market disruption event with respect to the Fund (or any relevant successor fund) has occurred, unless otherwise specified in the relevant terms supplement:

•	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to the shares of the Fund (or that successor fund);
•	a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event;
•	limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory
PS-26

organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on the applicable Underlying Index, if any, or shares of the Fund (or that successor fund) by the primary exchange or market for trading in those contracts by reason of:
•	a price change exceeding limits set by that exchange or market,
•	an imbalance of orders relating to those contracts or
•	a disparity in bid and ask quotes relating to those contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the applicable Underlying Index, if any, or the shares of the Fund (or that successor fund); and

•	a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to the applicable Underlying Index, if any, or the shares of the Fund (or that successor fund) are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

Discontinuation of the Fund; Alternate Calculation of Closing Price

     Unless otherwise specified in the relevant terms supplement, if the Fund (or a successor fund (as defined herein)) is delisted from the relevant exchange for the Fund (or that successor fund), liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Fund (or that successor fund) (such substitute fund being referred to herein as a “successor fund”). If the Fund (or a successor fund) is delisted, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of one share of the Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund. If a successor fund is selected or if the calculation agent calculates a closing price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund, that successor fund or closing price will be substituted for the Fund (or that successor fund) for all purposes of the securities.

     Upon any selection by the calculation agent of a successor fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

     Unless otherwise specified in the relevant terms supplement, if at any time, the Fund (or a successor fund) or an Underlying Index, if applicable, is changed in a material respect, or the Fund or a successor fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the shares of the Fund (or that successor fund) had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing price of one share of the Fund or that successor fund is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of one share of an exchange-traded fund comparable to the Fund (or that successor fund) as if those changes or modifications had not been made, and calculate the closing price with reference to the Fund (or that successor fund), as adjusted. The calculation agent may also determine that no adjustment is required by the modification of the method of calculation.

PS-27

     The calculation agent will be solely responsible for the method of calculating the closing price of one share of the Fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

     The calculation agent will provide information as to the method of calculating the closing price of the shares of the Fund upon written request by any investor in the securities.

Anti-Dilution Adjustments

     The Share Adjustment Factor for the Fund (or any relevant successor fund) is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

     Unless otherwise specified below, no adjustments to the Share Adjustment Factor for the Fund (or any relevant successor fund) will be required unless the Share Adjustment Factor adjustment would require a change of at least 0.1% in the applicable Share Adjustment Factor then in effect. The applicable Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Share Adjustment Factor for the Fund (or any relevant successor fund) after the close of business on the business day immediately preceding the Maturity Date.

     No adjustments to the Share Adjustment Factor for the Fund (or any relevant successor fund) will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of one share of the Fund (or any relevant successor fund) on any relevant day during the term of the securities.

     With respect to the Fund (or any relevant successor fund), anti-dilution adjustments will be calculated as follows:

  Share Splits and Reverse Share Splits

     If the shares of the Fund (or any relevant successor fund) are subject to a share split or reverse share split, then once that split has become effective, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

•	the prior Share Adjustment Factor, and
•	the number of shares that a holder of one share of the Fund (or that successor fund) before the effective date of the share split or reverse share split would have owned immediately following the applicable effective date.

  Share Dividends or Distributions

     If the Fund (or any relevant successor fund) is subject to (i) a share dividend, i.e., an issuance of additional shares of the Fund (or that successor fund) that is given ratably to all or substantially all holders of shares of the Fund (or that successor fund) or (ii) a distribution of shares of the Fund (or that successor fund) as a result of the triggering of any provision of the corporate charter of the Fund (or that successor fund), then, once the dividend or distribution has become effective and the shares of the Fund (or that successor fund) are trading ex-dividend, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the prior Share Adjustment Factor plus the product of:

•	the prior Share Adjustment Factor, and
•	the number of additional shares issued in the share dividend or distribution with respect to one share of the Fund (or that successor fund).
PS-28

  Non-Cash Dividends or Distributions

     If the Fund (or any relevant successor fund) distributes shares of capital stock, evidences of indebtedness or other assets or property of the Fund (or that successor fund) to all or substantially all holders of shares of the Fund (or that successor fund) (other than (i) share dividends or distributions referred to under “— Share Splits and Reverse Share Splits” or “— Share Dividends or Distributions” above and (ii) cash dividends referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of the Fund (or that successor fund) are trading ex-dividend, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

•	the prior Share Adjustment Factor, and
•	a fraction, the numerator of which is the Current Market Price of one share of the Fund (or that successor fund) and the denominator of which is the amount by which the Current Market Price exceeds the Fair Market Value of that distribution.

     The “Current Market Price” of the Fund (or any relevant successor fund) means the closing price of one share of the Fund (or that successor fund) on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the applicable Share Adjustment Factor.

     With respect to the Fund, the “Fair Market Value” of any distribution means the value of that distribution on the ex-dividend date for that distribution, as determined by the calculation agent. If that distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of the distributed property on that ex-dividend date.

     “Ex-dividend date,” with respect to a dividend or other distribution for the Fund (or any relevant successor fund), means the first trading day on which transactions in the shares of the Fund (or that successor fund) trade on the relevant exchange without the right to receive that dividend or other distribution.

  Cash Dividends or Distributions

     If the Fund (or any relevant successor fund) pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of shares of the Fund (or that successor fund) during any dividend period during the term of the securities, in an aggregate amount that, together with other cash dividends or distributions made previously during that dividend period with respect to which an adjustment to the Share Adjustment Factor has not previously been made under this “— Cash Dividends or Distributions” section, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares of the Fund (or that successor fund) are trading ex-dividend, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

•	the prior Share Adjustment Factor, and
•	a fraction, the numerator of which is the Current Market Price of one share of the Fund (or that successor fund) and the denominator of which is the amount by which the Current Market Price exceeds the aggregate amount in cash per share of the Fund (or that successor fund) distributed in that cash dividend or distribution together with any cash dividends or distributions made previously during that dividend period with respect to which an adjustment to the Share Adjustment Factor has not previously been made under this “— Cash Dividends or Distributions” section to holders of shares of the Fund (or that successor fund) in excess of the Dividend Threshold.

     For the avoidance of doubt, the Share Adjustment Factor for the Fund (or any relevant successor fund) may be adjusted more than once in any particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold. If the applicable Share Adjustment Factor has been

PS-29

previously adjusted in a particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold, subsequent adjustments will be made if the relevant Fund (or the relevant successor fund) pays cash dividends or makes other distributions during that dividend period in an aggregate amount that, together with other cash dividends or distributions since the last adjustment to the Share Adjustment Factor (because of cash dividends or distributions that exceed the Dividend Threshold) exceeds the Dividend Threshold. Those subsequent adjustments to the applicable Share Adjustment Factor will only take into account the cash dividends or distributions during that dividend period made since the last adjustment to that Share Adjustment Factor because of cash dividends or distributions that exceed the Dividend Threshold.

     The “Dividend Threshold” of the Fund (or any relevant successor fund) is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding dividend period, if any, per share of the Fund (or that successor fund) plus (y) 10% of the closing price of one share of the Fund (or that successor fund) on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

     The “dividend period” of the Fund (or any relevant successor fund) means any period during the term of the securities for which dividends are paid on a regular and consistent basis to shareholders of the Fund (or that successor fund).

     The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Share Adjustment Factor and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

     The calculation agent will provide information as to any adjustments to the Share Adjustment Factor for the Fund (or any relevant successor fund) upon written request by any investor in the securities.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $10 principal amount security upon any acceleration of the securities will be determined by the calculation agent and will be (1) if (a) the date of acceleration is an Observation Date and an automatic call would have been triggered on the date of acceleration or (b) the date of acceleration is not an Observation Date, but an automatic call would have been triggered on the date of acceleration if the date of acceleration were the next succeeding Observation Date, an amount in cash equal to the amount payable upon an automatic call per $10 principal amount security as described under the caption “Description of Securities — Automatic Call Feature,” calculated as if the date of acceleration were that Observation Date, or (2) in all other circumstances, an amount in cash equal to the amount payable at maturity per $10 principal amount security as described under the caption “Description of Securities — Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date, including any applicable Contingent Coupon. Upon any acceleration of the securities, any Contingent Coupon payable will be prorated based on the ratio of the actual number of days from and including the previous Coupon Payment Date to but excluding the date of acceleration over the number of days from and including the previous Coupon Payment Date to but excluding the next scheduled Coupon Payment Date.

     If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with

PS-30

respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the securities, unless otherwise specified in the relevant terms supplement.

Listing

     The securities will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the securities. The securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully registered global note certificates, representing the total aggregate principal amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the accompanying prospectus under the heading “Forms of Securities — Book-Entry System.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the securities. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the securities will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The securities will be governed by and interpreted in accordance with the laws of the State of New York.

PS-31

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities. It applies to you only if you are an initial holder who purchases a security at its issue price for cash and holds it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;
•	a “regulated investment company” as defined in Code Section 851;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;
•	a dealer in securities;
•	a person holding a security as part of a “straddle” or conversion transaction, or who has entered into a “constructive sale” with respect to a security;
•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or
•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. The effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Securities

     The tax consequences of an investment in the securities are unclear. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS regarding the securities. Unless otherwise indicated in the relevant terms supplement, insofar as we have tax reporting responsibilities with respect to your securities, we intend to treat them as prepaid forward contracts with associated contingent coupons for U.S. federal income tax purposes.

     At the time of the relevant offering, we may seek an opinion of counsel regarding the tax consequences of owning and disposing of the securities. In this event, whether or not counsel is able to opine regarding the correctness of the treatment of the securities described above, we generally expect that counsel will be able to opine that the following are the material tax consequences of owning and disposing of the securities if the treatment of the securities described above is respected, as well as material tax consequences that may apply if it is not respected. The following discussion assumes this treatment is respected, except where otherwise indicated. The relevant terms supplement may indicate other issues applicable to a particular offering of securities.

PS-32

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment as Prepaid Forward Contracts with Associated Contingent Coupons

     Under this treatment, subject to the discussion under “Tax Treatment of Contingent Coupons” below, you should not recognize taxable income or loss over the term of the securities prior to maturity other than pursuant to a sale or exchange (including upon an automatic call) as described below.

     Tax Treatment of Contingent Coupons. Although the U.S. federal income tax treatment of Contingent Coupons (including Contingent Coupons paid in connection with an automatic call or at maturity) is uncertain, we expect (in the absence of an administrative determination or judicial ruling to the contrary) to treat any Contingent Coupons with respect to the securities as ordinary income, unless otherwise indicated in the relevant terms supplement.

     Sale, Exchange or Redemption of a Security. Upon a sale or exchange of a security (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the security, which should equal the amount you paid to acquire the security (assuming Contingent Coupons are properly treated as ordinary income, consistent with the position described above). This gain or loss should be long-term capital gain or loss if you have held the security for more than one year at that time. The deductibility of capital losses is subject to limitations. If you sell your security between the time your right to a Contingent Coupon is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the Contingent Coupon. Although uncertain, it is possible that proceeds received upon the sale or exchange of your security prior to an Observation Date but that can be attributed to an expected Contingent Coupon payment could be treated as ordinary income. You should consult your tax adviser regarding this issue.

Uncertainties Regarding Tax Treatment as Prepaid Forward Contracts with Associated Contingent Coupons

     If the securities are treated as prepaid forward contracts with associated contingent coupons, due to the lack of controlling authority there remain significant uncertainties regarding the tax consequences of your ownership and disposition of the securities. For instance, you might be required to include amounts in income during the term of your securities in addition to the Contingent Coupons you receive, and/or to treat all or a portion of the gain or loss on the sale or exchange of your securities (in addition to any amounts attributable to an unpaid Contingent Coupon, as discussed above) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your securities. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance

PS-33

promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Tax Consequences if Treated as Debt Instruments

     If the securities are treated as debt instruments, your tax consequences will be governed by Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the securities from issue to maturity (including the last possible date that the securities could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, in each year that you hold your securities, you will be required to accrue into income original issue discount on your securities at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the securities, subject to certain adjustments, with the result that your taxable income in any year could differ significantly from (and could be significantly higher than) the Contingent Coupons (if any) you receive in that year. In addition, any gain recognized at expiration or upon a sale or exchange of your securities generally will be treated as interest income, and if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a nonresident alien individual;
•	a foreign corporation; or
•	a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a security.

     The U.S. federal income tax treatment of Contingent Coupons is uncertain, and although we believe it is reasonable to conclude that Contingent Coupons are not subject to U.S. withholding tax, a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction or elimination of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States.

     If you are engaged in a U.S. trade or business, and if income or gain from a security is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you generally will be taxed in the same manner as a U.S. Holder. You will not be subject to withholding if you provide a properly completed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

     If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

  Recent Legislation

     Recent legislation generally imposes a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after March 18, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN) have been satisfied. Pursuant to published guidance from Treasury and the IRS, this

PS-34

legislation will apply to payments of interest made after December 31, 2013 and to payments of gross proceeds of the sales of certain financial instruments made after December 31, 2014. Accordingly, if the securities are treated as debt instruments, as described above in “—Tax Consequences to U.S. Holders—Tax Consequences if Treated as Debt Instruments,” these rules may apply to Contingent Coupons paid after December 31, 2013 and to sales or exchanges after December 31, 2014 of securities issued after March 18, 2012.

  Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a security.

Backup Withholding and Information Reporting

     You may be subject to information reporting. You may also be subject to backup withholding on payments in respect of your securities unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

     THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PS-35

UNDERWRITING (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), UBS Financial Services Inc. (an “Agent” or “UBS”) and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS and UBS, the “Agents”), each Agent participating in an offering of securities, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of securities set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMS will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

     Our affiliates, including JPMS, may use this product supplement no. UBS-6-I, any related underlying supplement and the accompanying prospectus supplement, prospectus or terms supplement in connection with offers and sales of the securities in the secondary market. JPMS or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the securities. In addition, unless otherwise specified in the relevant terms supplement, we have not applied and do not intend to apply to list the securities on any securities exchange or to have the securities quoted on a quotation system. JPMS may act as a market maker for the securities. However, JPMS is not obligated to do so and may discontinue any market-making in the securities at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the securities will develop, that you will be able to sell your securities at a particular time or that the price you receive if you sell your securities will be favorable.

     In connection with an offering of the securities, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position for JPMS. Stabilizing transactions involve bids to purchase the securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of those transactions. If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

     Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

     To the extent the total aggregate principal amount of securities offered pursuant to a terms supplement is not purchased by investors, JPMS will retain the unsold portion of the applicable offering and has agreed to hold such securities for investment for a period of at least 30 days. The unsold portion of any series of securities will not exceed 15% of the aggregate principal amount of those securities. Any unsold portion may affect the supply of applicable securities available for secondary trading and, therefore, could adversely affect the price of the applicable securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

     No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement no. UBS-6-I, any

PS-36

related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement no. UBS-6-I, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed that it will not offer or sell the securities in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the securities, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the Settlement Date for the securities will be the third business day following the Trade Date (which is referred to as a “T+3” settlement cycle).

Conflicts of Interest

     We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the securities will be used, in part, by JPMS or its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for an offering of the securities will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in an offering of the securities to any of its discretionary accounts without the specific written approval of the customer.

PS-37

NOTICE TO INVESTORS

     We will offer to sell, and will seek offers to buy, the securities only in jurisdictions where offers and sales are permitted. None of the accompanying prospectus supplement and prospectus, this product supplement no. UBS-6-I, any related underlying supplement and the terms supplement (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the securities by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of any Disclosure Document nor any sale made thereunder implies that our affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

Argentina

     The securities have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including, but not limited to, personal offerings, written materials, advertisements, the internet or the media, in circumstances that constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	Targeted investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	The number of contacted investors should be relatively small.

(iv)	Investors should receive complete and precise information on the proposed investment.

(v)	Any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	The aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The securities will not be offered or sold in or into The Bahamas except in circumstances that do not constitute a “public offering” according to the Securities Industry Act, 1999. The offer of the securities, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas. Persons deemed

PS-38

“resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any securities.

Bermuda

     The Disclosure Documents have not been and will not be registered or filed with any regulatory authority in Bermuda. The offering of the securities pursuant to the Disclosure Documents to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The securities have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the securities may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The securities are not being offered into Brazil. Documents relating to an offering of the securities, including the Disclosure Documents, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil.

British Virgin Islands

     The securities may not be offered in the British Virgin Islands unless we or the person offering the securities on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The securities may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     The Disclosure Documents and the securities have not been and will not be registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of the Disclosure Documents. The securities will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     The Agents, we and the securities have not been and will not be registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the securities will not be offered or sold within Chile or to, or for the account of benefit of, persons in Chile, except in circumstances that will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the securities, except in circumstances that will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

PS-39

The securities will be sold only to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the securities;

(ii)	to agree that it will only resell the securities in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the securities are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the securities; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or our respective affiliates, regarding the determination of the convenience or suitability of securities as an investment for the buyer or any other person; and that it has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The securities have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the securities will not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the securities are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the securities must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the securities should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to:

(i)	any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements;

(ii)	any offer or sale of the securities at offices or branches open to the public;

(iii)	use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the securities; or

(iv)	use (a) non-solicited emails or (b) email distribution lists to market the securities.

     The Disclosure Documents are for your sole and exclusive use, including any of your shareholders, administrators or employees, as applicable. You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant thereto and represent that you are the sole liable party for full compliance with those laws and regulations.

El Salvador

     The securities may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number

PS-40

73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the securities to indeterminate individuals, nor will it make known any Disclosure Document in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public. The offering of the securities will not be registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of securities in the Republic of El Salvador will be negotiated only on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will, in any event, be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it will not make an offer of the securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State:

(i)	at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(ii)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Agent; or

(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no offer of securities will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of the securities to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     Each Agent has represented and agreed that:

(i)	it will not offer or sell in Hong Kong, by means of any document, the securities (except for securities which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in

PS-41

other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of the securities that would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The securities have not been and will not be registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. The Disclosure Documents may not be publicly distributed in the United Mexican States. The securities may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     Each Agent has represented and agreed that with effect from and including January 1, 2012, it will not make an offer of securities that are the subject of the offering contemplated by the Disclosure Documents to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive if and to the extent article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSA”) will be applied, unless such offer is made exclusively to qualified investors in The Netherlands as defined in the Prospectus Directive, provided that no offer of the securities will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expressions (i) an “offer of securities to the public” in The Netherlands; and (ii) “Prospectus Directive” have the meaning given to them above under the section entitled “European Economic Area.”

Panama

     The securities have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The securities do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The securities have not been and will not be registered with or approved by the regulator of the Peruvian securities market or the stock exchange. Accordingly, the securities will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme

PS-42

Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the securities shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     None of the Disclosure Documents has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Disclosure Documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

     Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

     The Disclosure Documents are not intended to constitute an offer or solicitation to purchase or invest in the securities described therein. The securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither the Disclosure Documents nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the Swiss Collective Investment Scheme Act, and neither the Disclosure Documents nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

     Neither the Disclosure Documents nor any other offering or marketing material relating to us, the offering or the securities have been or will be filed with or approved by any Swiss regulatory authority. The securities are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (FINMA), and investors in the securities will not benefit from protection or supervision by any such authority.

United Kingdom

     Each Agent has represented and agreed that:

(a)	in relation to any securities that have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the securities other than to persons whose ordinary activities involve them in

PS-43

acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of securities in Uruguay constitutes a private offering and each Agent has agreed that the securities and we will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The securities will not be registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and will not be publicly offered in Venezuela. No document related to the offering of the securities shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the securities may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

PS-44

STRUCTURED PRODUCTS CHARACTERIZATION

     To help investors identify appropriate investment products (“structured products”), structured products can be organized into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The securities are classified as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of structured products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

•	Protection Strategies are structured to compliment and provide the potential to outperform traditional fixed income instruments. These structured products are generally designed for investors with low to moderate risk tolerances.
•	Optimization Strategies are structured to provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.
•	Performance Strategies are structured to provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.
•	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These structured products are generally designed for investors with high risk tolerances.

     In order to benefit from any type of limited market exposure, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

PS-45

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

     Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan and its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the securities shall be required to represent

PS-46

(and deemed to have represented by its purchase of the securities) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

     Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PS-47